 Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 30, 2012 with respect to the consolidated financial statements and schedule included in the Annual Report on Form 10-K for the year ended December 31, 2011 of Fortress International Group, Inc., which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP

Baltimore, Maryland
November 15, 2012